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                                                                       EXHIBIT 5

                    [Form of Davis Polk & Wardwell Opinion]

                                                              September 17, 1999

Qwest Communications International Inc.
700 Qwest Tower
555 Seventeenth Street
Denver, Colorado 80202

Gentlemen:

     We have acted as counsel to Qwest Communications International Inc., a Delaware corporation ("Qwest"), in connection with Qwest's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Qwest of shares (the "Shares") of common stock, par value $.01 per share, of Qwest to be issued in connection with the merger of U S WEST, Inc., a Delaware corporation ("U S WEST"), with and into Qwest pursuant to the terms of the Agreement and Plan of Merger dated as of July 18, 1999 between U S WEST and Qwest (the "Merger Agreement").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion.

     In rendering this opinion we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the common stockholders of U S WEST will have approved and adopted the Merger Agreement, (iii) the common stockholders of Qwest will have approved and adopted the Merger Agreement, including the issuance of shares of Qwest common stock and the Qwest charter amendments as contemplated by the Merger Agreement, and (iv) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement.

     On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the joint proxy statement/prospectus constituting a part of the Registration Statement.


                                       Very truly yours,

                                       Davis Polk & Wardwell